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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-45443


                             PROSPECTUS SUPPLEMENT
                            DATED FEBRUARY 22, 1999
                     TO THE PROSPECTUS DATED APRIL 10, 1998

                       ALTERNATIVE LIVING SERVICES, INC.

          Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated April 10, 1998 relating to the Company's $35,000,000 aggregate principal amount of 6.75% Convertible Subordinated Debentures due 2006 (the "Debentures") issued in a private placement on May 17, 1996 and the 1,717,217 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

          The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:


                                     PRINCIPAL            PRINCIPAL
                                      AMOUNT               AMOUNT
                                        OF                   OF
                                     DEBENTURES          DEBENTURES          PERCENT OF
                                    BENEFICIALLY         THAT MAY BE        OUTSTANDING
NAME                                   OWNED                SOLD             DEBENTURES
----                                ------------         ------------       -----------
Deutsche Bank Securities..........   $6,955,000           $6,955,000           19.9%
